September 19, 2016 Exhibit 99.1

• This presentation includes forward-looking statements about the financial condition, results of operations and business of Citizens Community Bancorp, Inc. and its wholly owned subsidiary, Citizens Community Federal N.A. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. • Such forward-looking statements in this presentation are inherently subject to many uncertainties in our operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for our products and services; our ability to maintain current deposit and loan levels at current interest rates; deteriorating credit quality, including changes in the interest-rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; and other matters described in the Company's SEC filings, including under the section "Risk Factors" in Item 1A of the Company's Form 10-K Report for the fiscal year ending September 30, 2015. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this presentation and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this presentation. Cautionary Note Regarding Forward Looking Statements

Executive Management Stephen M. Bianchi is President and CEO of Citizens Community Bancorp, Inc. Prior to joining the Bank, he was President and CEO of HF Financial Corp in Sioux Falls, SD. Prior experience includes Senior Vice President at Associated Bank, where he served as Minnesota Regional President and Minnesota Regional Commercial Banking Manager from July 2006 to April 2010. Before that, he was Twin Cities Business Banking Manager for Wells Fargo Bank, where he held several other management positions over 21 years. Mr. Bianchi received his B.S. degree in Finance and M.B.A. from Providence College. Mark C. Oldenberg is Executive Vice President and CFO of Citizens Community Bancorp, Inc. Mr. Oldenberg has worked in the financial services industry for over twenty years, previously as Chief Financial Officer for Security Financial Bank in Durand, WI and Fidelity National Bank in Medford, WI. He also was a Commercial and Consumer lender for eight years at Heritage Bank in Spencer, WI. A graduate of University of Wisconsin Eau Claire with a B.S. in Finance and Accounting, he is also a Certified Public Accountant who is a member of the Wisconsin Institute of Certified Public Accountants and Treasurer of the Boys & Girls Club of the Greater Chippewa Valley.

Overview • Based in Eau Claire County, Wisconsin, Citizens Community Federal N.A. serves more than 50,000 customers. • Key markets include:  Eau Claire/Rice Lake, Wisconsin MSA  Mankato, Minnesota MSA  Minneapolis/St. Paul, Metro MSA  Oakland County, Michigan MSA • 16 branches, excluding 4 locations in Walmart supercenters scheduled to close. • Full-service consumer, commercial and ag banking.

• May 16, 2016 - CZWI completes acquisition of Community Bank of Northern Wisconsin ($168 million in assets). • May 23, 2016 – CEO Edward Schaefer resigns. • June 17, 2016 – Hires FIG Partners to explore strategic options. • June 24, 2016 – Hires ex HF Financial President & CEO Steve Bianchi as President and CEO. • July 29, 2016 – Reported earnings reflect a 50% EPS increase. • August 17, 2016 – Announces intent to close 4 Walmart branches in Eastern Wisconsin. • August 22, 2016 – completed core conversion related to CBN Acquisition. • August 31, 2016 – Announces a 10% stock repurchase plan. Recent Developments

• Remix loan and deposit composition. • Improve efficiencies and control expenses. • Enhance organic growth in core markets. • Attract new lenders and reposition existing lenders. • Enhance non-interest income. Enhancing Performance and Franchise Value

• New CEO with history of maximizing commercial and ag market growth and operational efficiencies was put in place in June 2016. • Shareholder focused management recently announced 10% stock repurchase program. • Acquired assets has propelled earnings growth. • Recent focus on branch efficiency is expected to enhance earnings. • NPAs/Total Assets of 0.71%, including recently acquired CBN assets. • Well capitalized bank. Investment Considerations

Branch Locations

$193 $206 $1,047 $1,783 $2,614 $2,528 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 FY2011 FY2012 FY2013 FY2014 FY2015 FTD 2016 Q3 (In $000) Net Income Growth

Well Diversified Loan Portfolio Consumer Real Estate 33.5% Comml/Ag Real Estate 26.8% Consumer Indirect 21.2% Purchased Indirect 8.2% Automobile 2.3% C&I 6.6% Other 1.4% Loan Portfolio

1.07% 0.95% 0.66% 0.46% 0.37% 0.38% 0.33% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% FY2011 FY2012 FY2013 FY2014 FY2015 2016 Q3 (1) 0.71% NPAs / Total Assets Ratio Remain Low (1) Total nonperforming assets increased due to the CBN acquisition in 2016Q3 as follows: Nonaccrual loans; $1,832, Accruing loans past due 90 days or more; $269, Other real estate owned; $283. Assets related to the CBN acquisition

Noninterest- bearing Demand 6.4% Interest- bearing Demand 8.9% Savings Accounts 8.5% Money Market Demand 25.4% Certificate Accounts 50.7% Deposit Composition

Key Data at a Glance Metric LTM 06/30/16 LTM 06/30/15 Q3 2016 Q3 2015 EPS (diluted) $0.61 $0.48 $0.18 $0.12 ROAA 0.50% 0.45% 0.59% 0.43% ROAE 5.24% 4.36% 6.17% 4.15% Stock Price $10.36 $9.16 10.36 $9.16 Tangible Book Value $11.20 $11.30 $11.20 $11.30 Price/Earnings 17.0X 19.1X NA NA Price/Tangible Book Value 92.50% 81.06% 92.50% 81.06%

Below-Book Value Investing Opportunity Remains; Stock Price Closing the Gap to Tangible Book Value $4.43 $5.00 $5.90 $7.25 $8.85 $8.84 $10.36 $9.60 $10.21 $10.68 $10.47 $11.06 $11.55 $11.20 $0.00 $3.00 $6.00 $9.00 $12.00 FY2010 FY2011 FY2012 FY2013 FY2014 FY2015 6/30/2016 Price Reported Tangible Book Value/Share Price/ TBV 49.0% Price/ TBV 55.3% Price/ TBV 69.3% Price/ TBV 76.5% Price/ TBV 80.0% Price/ TBV 46.2% Price/ TBV 92.5%

Since 2010, CZWI Total Return has Outpaced Bank Index

Building Franchise and Shareholder Value • Increasing profitability due to growth, efficiencies to be recognized in the acquisition, and branch rationalization. • Accelerating commercial banking business with strong asset quality metrics. • Consistent tangible book value growth. • Commitment to returning capital to shareholders through increasing dividends and share repurchase authorization. • Stock price approaching Tangible Book Value. • Market and investor recognition of proven management team.